UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

_________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  August 31, 2011 (August 25, 2011)

Business Development Corporation of America
(Exact Name of Registrant as Specified in Charter)

Maryland
(State or Other Jurisdiction of Incorporation)

333-166636	27-2614444
(Commission File Number)	(IRS Employer Identification No.)

405 Park Avenue, 15th Floor New York, New York 10022
(Address, including zip code, of Principal Executive Offices)

(212) 415-6500
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

On August 25, 2011, Business Development Corporation of America (the “Company”) entered into an Assignment and Assumption Agreement with Main Street Capital Corporation, Main Street Capital II, LP and Main Street Mezzanine Fund, LP (collectively, “Main Street”) pursuant to which the Company acquired interests in a portfolio of 13 directly originated loans to small and middle market American businesses (the “Initial Portfolio”) from Main Street for an aggregate purchase price of $4.7 million.  Main Street is not an affiliate of the Company.

The Company funded the acquisition with proceeds in the amount of $2.5 million from the sale of its common stock in connection with its ongoing initial public offering (the “IPO”) and a draw down in the amount of $2.2 million under its $10 million senior secured revolving credit facility with Main Street Capital Corporation (the “Credit Facility”) as described under Item 2.03 below.

The foregoing description of the Assignment and Assumption Agreement is a summary only and is qualified in all respects by the provisions of the Assignment and Assumption Agreement, a copy of which is attached hereto as Exhibit 10.1and is incorporated herein by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets

 The disclosure contained in Item 1.01 is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On August 25, 2011, the Company drew down $2.2 million under its Credit Facility to fund the acquisition of the Initial Portfolio.  As previously disclosed, the Credit Facility matures on January 14, 2013, unless earlier accelerated upon an event of default.  Borrowings under the Credit Facility bear interest at a floating rate of LIBOR plus 3.50% per annum, payable in cash, on the outstanding principal balance and are secured by all of the Company’s assets, which includes the Initial Portfolio.  The Company paid a loan fee in the amount of 1.0% of the $2.2 million draw down, or $22,000.  The Credit Facility contains usual and customary default provisions including, without limitation: (i) a default in the payment of interest and principal; (ii) insolvency or bankruptcy of the borrower; (iii) a material adverse change in our business; or (iv) breach of any covenant, representation or warranty in the loan agreement or other credit documents and failure to cure such breach within defined periods.

Item 8.01. Other Events

On August 29, 2011, the Company issued a press release announcing that it (i) had raised proceeds sufficient to break escrow in connection with its IPO and (ii) acquired the Initial Portfolio described under Item 2.01 above.  The Company received and accepted aggregate subscriptions in excess of the minimum of $2.5 million in shares and issued 261,748.497 shares of common stock to its initial investors who were admitted as stockholders.  As previously announced, the Company declared a series of distributions representing an annualized yield of 8.11% based on its current public offering price of $10 per share.  The monthly distributions will be made based on record dates beginning August 25, 2011, the date that the Company broke escrow in connection with its IPO.

A copy of the press release is furnished as Exhibit 99.1 hereto and incorporated by reference herein.

Item 9.01.  Financial Statements and Exhibits

(d)  Exhibits

Exhibit No.	Description
10.1	Assignment and Assumption Agreement, dated as of August 25, 2011, by and among Main Street Capital Corporation, Main Street Capital II, LP and Main Street Mezzanine Fund, LP

99.1	Press Release issued August 29, 2011 by Business Development Corporation of America

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BUSINESS DEVELOPMENT CORPORATION OF AMERICA

Date: August 31, 2011	By:	/s/ Nicholas S. Schorsch
		Name:	Nicholas S. Schorsch
		Title:	Chief Executive Officer and Chairman of the board of directors